SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (**"Second Amendment"**), dated as of the 27th day of August, 2021 (for purposes of this Amendment, the **"Second Amendment Effective Date"**), is entered into between SBA TENANT, LLC, a Virginia limited liability company (**"Landlord"**) and LUNA INNOVATIONS INCORPORATED, a Virginia corporation (**"Tenant"** and, together with Landlord, collectively referred to herein as the **"Parties"**).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of November 25, 2014, with the term commencing on April 1, 2015 and ending on March 31, 2021, relating to certain premises within the first floor office space located at 301 1st Street, SW, Suite 200, Roanoke, Virginia 24011, containing approximately 4,423 square feet of office space as more particularly described therein, as the same has been amended by that certain Lease Addendum for Storage Unit dated as of November 25, 2014 and that certain First Amendment to Lease Agreement dated as of February 21, 2020 (collectively, together with this Second Amendment, the **"Lease"**);

WHEREAS, the Lease did not terminate on March 31, 2021 and has renewed on a month-to-month basis.

WHEREAS, Landlord and Tenant have agreed to amend the Lease, upon the terms and conditions hereinafter described; and

WHEREAS, unless specficed otherwise herein, all capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Lease.

NOW, THEREFORE, for good and valuable consideration paid by Tenant to Landlord and the mutual covenants, terms, and conditions, set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Lease on the terms hereof as of the Effective Date as follows:

1. Lease Term. The following sentence of Section (1)(A) of the Lease, as amended by Section 1 of the First Amendment to Lease Agreement, is hereby deleted: "Subject to the terms and conditions in this Section, the term of this Lease shall commence on April 1, 2015 (the "**Commencement Date**") and end on March 31, 2021." The deleted sentence is replaced with the following language: "Subject to the terms and conditions in this Section, the term of this Lease shall commence on April 1, 2015 (the "**Commencement Date**") and end on August 31, 2026."

2. Rent. Section (2)(A) of the Lease is hereby amended to add the following language:

> Nothwithstanding anything provided to the contrary in the Lease including but not limited to in Section 2(A) and (B), commencing on September 1, 2021, and for the remainder of the term of the Lease, Tenant covenants to pay a base annual rent in monthly installments in advance on the first day of each month in accordance with the following schedule:

Lease Year	Annual Rental	Monthly Rental
September 1, 2021 to August 31, 2022	$138,896.00	$11,574.67
September 1, 2022 to August 31, 2023	$143,062.88	$11,921.91
September 1, 2023 to August 31, 2024	$147,354.77	$12,279.56
September 1, 2024 to August 31, 2025	$151,775.41	$12,647.95
September 1, 2025 to August 31, 2026	$156,328.67	$13,027.39

3. Property Description. The definition of Leased Premises in the Lease is hereby deleted and superseded in its entirety and replaced with the following:

> "That for and in consideration of the rents and covenants hereinafter set forth, Landlord hereby agrees to Lease, and Tenant hereby rents from Landlord, the following described premises together with all improvements thereon called the "**Leased Premises**" to-wit: the first floor office space located at 301 1st Street, SW, Suite 200, Roanoke, Virginia 24011 and deemed to be 4,432 square feet of office space (the "**Original Office Space**"); an additional 1,180 square feet of office space on the first floor of 301 1st Street, SW, Roanoke, Virginia 24011 (the "**New Office Space**"); 900 square feet of storage space in storage unit numbers 100 and 200 at 301 1st Street, SW, Roanoke, Virginia, 24011 as shown in Exhibit A of Lease Addendum for Storage Unit (the "**Storage Space**"); and a total of 18 parking spaces at 0 Kirk Street, SW, Roanoke, Virginia 24011 (the "**Parking Space**")."

4. Tenant Improvements. The Lease is hereby amended to insert the following after the bulleted list in Section (8):

> "Square 1, Inc. has been engaged by Landlord to perform certain tenant improvements to the New Office Space as detailed in architectural drawings titled "Parkway 301, Suite 200 Expansion, rev.2" dated as of July 2, 2021 by with Architecture and signed by Kevin W. Jones, Architect (the "**New Office Space Tenant Improvements**"); provided, that, Landlord's responsibility to commence such improvements shall begin on the Second Amendment Effective Date."

5. Construction Supervision. Landlord shall manage Square 1, Inc, the contractor engaged to perform the New Office Space Tenant Improvements.

6. Cost of New Office Space Tenant Improvements. Landlord and Tenant agree to evenly split the cost of the New Office Space Tenant Improvements, as detailed in the contract with Square 1, Inc. dated as of July 1, 2021 ("**Contractor Contract**") and at the cost of $107,974.00. Landlord shall have full and sole discretion to approve or reject change orders to the Contractor Contract. Landlord shall be solely responsible for any and all costs associated with change orders to the Contractor Contract.

7. Progress Payments. Landlord and Tenant agree to make progress payments to Square 1, Inc. according to the terms of the Contractor Contract. All progress payments will be split evenly, with the exception of any change orders, as stipulated in Section 6 of this Second Amendment.

8. Landlord Improvements. Landlord shall clean carpets of the Original Office Space and provide additional improvements to the Original Office Space up to $5,000.00 (the "**Landlord Improvements**"). Landlord shall arrange for and manage a contractor in order to complete the Landlord Improvements as outlined in the Scope of Work List dated as of as of the date hereof.

9. Additional New Office Space Costs. Landlord shall be solely responsible for the cost of securing permit drawings for the New Office Space. Tenant shall be solely responsible for all other costs, including furniture, fixtures, and equipment costs for the New Office Space, including design, furniture, and audio-visual equipment. Tenant shall also be solely responsible for the costs of any and all signage and graphic work within the New Office Space.

10. No Default. Landlord and Tenant hereby affirm that as of the Second Amendment Effective Date, no breach, default, or other act, error, or omission which, with the giving of notice or passage of time or both, would constitute a breach or default by either party, has occurred and is continuing under the Lease.

11. Affirmation of Lease Terms. Except as modified by this Second Amendment, Landlord and Tenant hereby ratify the Lease and agree that the Lease remains unchanged and in full force and effect. In the event there is any conflict between the terms of the Lease and the terms set forth in this Second Amendment, the terms specifically set out in this Second Amendment shall control. From and after the Effective Date, any and all references to "the Lease" or "this Lease" in the Lease shall mean the Lease as modified by this Second Amendment.

12. Mutual Authorization Representation. Each of Landlord and Tenant hereby represent and warrant to each other that: (a) this Second Amendment (and each term and provision hereof) has been duly and appropriately authorized by such party through proper written corporate action and approval; and (b) no additional consent, agreement, or approval is required with respect hereto.

13. Miscellaneous.

(a) Entire Agreement. This Second Amendment contains the entire understanding between the Parties with respect to the matters being amended as contained herein.

(b) Amendment and Modification. This Second Amendment may not be changed or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

(c) Further Assurances. Each of the Parties shall deliver to the other any further instruments or documents which may be reasonably required to establish to the satisfaction of the other party that it has agreed to be bound by and become liable under the terms and conditions of the Lease and this Second Amendment.

(d) Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the date first written above.

LANDLORD:
SBA TENANT, LLC,
a Virginia limited liability company

By: Bill Chapman

Name: Bill Chapman

Title: Manager

TENANT:
LUNA INNOVATIONS INCORPORATED,
a Virginia corporation

By: [signature]

Name: Scott A. Graeff

Title: CEO

[Signature Page to Second Amendment to Lease Agreement]